Exhibit 99.1

Teradyne Reports First Quarter 2024 Results

•
Revenue and earnings above the high-end of Q1 guidance
•
Revenue of $600 million in Q1’24, down 3% from Q1’23
•
Strong year-over-year growth in memory test offset by continued softness in mobility

	Q1'24	Q1'23	Q4'23
Revenue (mil)	$600	$618	$671
GAAP EPS	$0.40	$0.50	$0.72
Non-GAAP EPS	$0.51	$0.55	$0.79

NORTH READING, Mass. – April 24, 2024 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $600 million for the first quarter of 2024 of which $412 million was in Semiconductor Test, $75 million in System Test, $25 million in Wireless Test and $88 million in Robotics. GAAP net income for the first quarter was $64.2 million or $0.40 per diluted share. On a non-GAAP basis, Teradyne’s net income in the first quarter was $82.5 million, or $0.51 per diluted share, which excluded stock compensation modification expense, acquired intangible asset amortization, restructuring and other charges, losses on foreign exchange options in connection with acquisitions and divestitures, and included the related tax impact on non-GAAP adjustments.

“Despite continued weakness in mobility, greater than expected memory and networking demand driven by Artificial Intelligence (AI) applications combined with Robotics shipments in-line with our expectations drove company revenue and earnings above the high end of our guidance in the quarter,” said Teradyne CEO, Greg Smith. “Strength in memory and computing is driving stronger than expected performance in the first half of the year, however visibility beyond the second quarter remains limited. In Robotics, we expect new products, new applications and our global distribution channel improvements to fuel growth through the balance of the year.”

Guidance for the second quarter of 2024 is revenue of $665 million to $725 million, with GAAP net income of $0.90 to $1.10 per diluted share and non-GAAP net income of $0.64 to $0.84 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization and a gain on the anticipated sale of Teradyne's Design Interface Solutions business to Technoprobe S.p.A. as well as the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the first quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Thursday, April 25, 2024. Interested investors should access the webcast at www.teradyne.com and click on "Investors" at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, stock compensation modification expense, gains and losses on foreign exchange options in connection with acquisitions and divestitures, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) test technology helps bring high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its robotics offerings include collaborative and mobile robots that help manufacturers of all sizes increase productivity, improve safety, and lower costs. In 2023, Teradyne had revenue of $2.7 billion and today employs over 6,600 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements including statements regarding Teradyne’s future business prospects, financial performance or position and results of operations. You can identify forward-looking statements by their use of forward-looking words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “goal” or other comparable terms. Forward-looking statements in this press release address various matters, including statements regarding Teradyne’s financial guidance. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; a slowdown or inability in the development, delivery and acceptance of new products; the ability to grow the Robotics business; the impact of increased research and development spending; the impact of epidemics or pandemics such as COVID-19; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in Teradyne’s best interests; changes to U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the Israel-Hamas conflict; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China.

The risks included above are not exhaustive. For a more detailed description of the risk factors associated with Teradyne, please refer to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Many of these factors are macroeconomic in nature and are, therefore, beyond Teradyne’s control. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. Teradyne specifically disclaims any obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2024

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended
	March 31, 2024	December 31, 2023	April 2, 2023
Net revenues	$599,819	$670,600	$617,529
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	260,537	291,055	261,109
Gross profit	339,282	379,545	356,420
Operating expenses:
Selling and administrative (2)	149,188	142,336	150,955
Engineering and development	103,199	102,207	105,762
Acquired intangible assets amortization	4,697	4,651	4,802
Restructuring and other (3)	4,427	6,027	2,037
Operating expenses	261,511	255,221	263,556
Income from operations	77,771	124,324	92,864
Interest and other (income) expense (4)	4,869	(15,482)	(4,220)
Income before income taxes	72,902	139,806	97,084
Income tax provision	8,705	22,752	13,553
Net income	$64,197	$117,054	$83,531

Net income per common share:
Basic	$0.42	$0.77	$0.54
Diluted	$0.40	$0.72	$0.50
Weighted average common shares - basic	153,047	152,812	155,904
Weighted average common shares - diluted (5)	162,348	162,106	166,308

Cash dividend declared per common share	$0.12	$0.11	$0.11

(1)
Cost of revenues includes:

	Quarter Ended
	March 31, 2024	December 31, 2023	April 2, 2023
Provision for excess and obsolete inventory	$6,177	$5,289	$5,610
Sale of previously written down inventory	(722)	(1,115)	(385)
	$5,455	$4,174	$5,225

(2)
For the quarter ended March 31, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne executives' retirement agreements. For the quarter ended April 2, 2023, selling and administrative expenses included an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.
(3)
Restructuring and other consists of:

	Quarter Ended
	March 31, 2024	December 31, 2023	April 2, 2023
Acquisition and divestiture related expenses	$2,214	$3,132	—
Employee severance	2,026	2,892	2,037
Other	187	3	—
	$4,427	$6,027	$2,037

(4)
Interest and other includes:

	Quarter Ended
	March 31, 2024	December 31, 2023	April 2, 2023
Loss (gain) on foreign exchange option	$13,918	$(7,464)	$—
Pension actuarial losses	—	2,575	—

(5)
Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended December 31, 2023 and April 2, 2023, 0.2 million and 0.9 million shares, respectively, have been included in diluted shares. For the quarters ended March 31, 2024, December 31, 2023 and April 2, 2023, diluted shares also included 8.9 million, 8.6 million and 9.0 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$707,403	$757,571
Marketable securities	41,300	62,154
Accounts receivable, net	426,333	422,124
Inventories, net	314,232	309,974
Prepayments	537,642	548,970
Other current assets	16,057	37,992
Current assets held for sale	22,426	23,250
Total current assets	2,065,393	2,162,035
Property, plant and equipment, net	457,248	445,492
Operating lease right-of-use assets, net	74,625	73,417
Marketable securities	121,905	117,434
Deferred tax assets	185,734	175,775
Retirement plans assets	11,449	11,504
Other assets	45,098	38,580
Acquired intangible assets, net	30,234	35,404
Goodwill	407,576	415,652
Assets held for sale	11,458	11,531
Total assets	$3,410,720	$3,486,824
Liabilities
Accounts payable	$153,873	$180,131
Accrued employees’ compensation and withholdings	121,144	191,750
Deferred revenue and customer advances	96,419	99,804
Other accrued liabilities	101,275	114,712
Operating lease liabilities	17,400	17,522
Income taxes payable	55,922	48,653
Current liabilities held for sale	4,687	7,379
Total current liabilities	550,720	659,951
Retirement plans liabilities	134,878	132,090
Long-term deferred revenue and customer advances	38,683	37,282
Long-term other accrued liabilities	16,653	19,998
Deferred tax liabilities	134	183
Long-term operating lease liabilities	65,554	65,092
Long-term income taxes payable	44,331	44,331
Liabilities held for sale	1,938	2,000
Total liabilities	852,891	960,927
Shareholders’ equity	2,557,829	2,525,897
Total liabilities and shareholders’ equity	$3,410,720	$3,486,824

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	March 31, 2024	April 2, 2023
Cash flows from operating activities:
Net income	$64,197	$83,531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23,354	22,680
Stock-based compensation	15,758	18,885
Provision for excess and obsolete inventory	6,177	5,610
Amortization	4,766	4,926
Deferred taxes	(9,669)	(7,634)
Losses (gains) on investments	10,466	(2,238)
Other	787	108
Changes in operating assets and liabilities
Accounts receivable	(8,055)	37,204
Inventories	(6,932)	(23,697)
Prepayments and other assets	11,089	(15,380)
Accounts payable and other liabilities	(105,548)	(83,208)
Deferred revenue and customer advances	(1,444)	(32,705)
Retirement plans contributions	(1,421)	(1,234)
Income taxes	3,754	12,488
Net cash provided by operating activities	7,279	19,336
Cash flows from investing activities:
Purchases of property, plant and equipment	(44,023)	(41,444)
Purchases of marketable securities	(16,042)	(69,276)
Proceeds from maturities of marketable securities	14,438	7,468
Proceeds from sales of marketable securities	20,734	7,929
Proceeds from life insurance	873	460
Net cash used for investing activities	(24,020)	(94,863)
Cash flows from financing activities:
Repurchase of common stock	(22,117)	(93,308)
Dividend payments	(18,370)	(17,165)
Payments of convertible debt principal	—	(15,155)
Payments related to net settlement of employee stock compensation awards	(13,115)	(19,870)
Issuance of common stock under stock purchase and stock option plans	16,934	15,997
Net cash used for financing activities	(36,668)	(129,501)
Effects of exchange rate changes on cash and cash equivalents	3,241	(537)
Decrease in cash and cash equivalents	(50,168)	(205,565)
Cash and cash equivalents at beginning of period	757,571	854,773
Cash and cash equivalents at end of period	$707,403	$649,208

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	March 31, 2024	% of Net Revenues	December 31, 2023	% of Net Revenues	April 2, 2023	% of Net Revenues
Net revenues	$599.8		$670.6		$617.5
Gross profit GAAP and non-GAAP	339.3	56.6%	379.5	56.6%	356.4	57.7%
Income from operations - GAAP	77.8	13.0%	124.3	18.5%	92.9	15.0%
Acquired intangible assets amortization	4.7	0.8%	4.7	0.7%	4.8	0.8%
Restructuring and other (1)	4.4	0.7%	6.0	0.9%	2.0	0.3%
Equity Modification Charge (4)	1.7	0.3%	—	0.0%	5.9	1.0%
Income from operations - non-GAAP	$88.6	14.8%	$135.0	20.1%	$105.6	17.1%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	March 31, 2024	% of Net Revenues	Basic	Diluted	December 31, 2023	% of Net Revenues	Basic	Diluted	April 2, 2023	% of Net Revenues	Basic	Diluted
Net income - GAAP	$64.2	10.7%	$0.42	$0.40	$117.1	17.5%	$0.77	$0.72	$83.5	13.5%	$0.54	$0.50
Loss (gain) of foreign exchange option	13.9	2.3%	0.09	0.09	(7.5)	-1.1%	(0.05)	(0.05)	—	—	—	—
Acquired intangible assets amortization	4.7	0.8%	0.03	0.03	4.7	0.7%	0.03	0.03	4.8	0.8%	—	0.03
Restructuring and other (1)	4.4	0.7%	0.03	0.03	6.0	0.9%	0.04	0.04	2.0	0.3%	0.01	0.01
Equity Modification Charge (4)	1.7	0.3%	0.01	0.01	—	—	—	—	5.9	1.0%	0.04	0.04
Pension mark-to-market adjustment (2)	—	—	—	—	2.6	0.4%	0.02	0.02	—	—	—	—
Exclude discrete tax adjustments	(2.2)	-0.4%	(0.01)	(0.01)	3.3	0.5%	0.02	0.02	(2.5)	-0.4%	(0.02)	(0.02)
Non-GAAP tax adjustments	(4.2)	-0.7%	(0.03)	(0.03)	1.0	0.1%	0.01	0.01	(2.4)	-0.4%	(0.02)	(0.01)
Net income - non-GAAP	$82.5	13.8%	$0.54	$0.51	$127.2	19.0%	$0.83	$0.79	$91.3	14.8%	$0.59	$0.55

GAAP and non-GAAP weighted average common shares - basic	153.0				152.8				155.9
GAAP weighted average common shares - diluted (3)	162.3				162.1				166.3
Exclude dilutive shares related to convertible note transaction	—				(0.2)				(0.9)
Non-GAAP weighted average common shares - diluted	162.3				161.9				165.4

(1)
Restructuring and other consists of:

	Quarter Ended
	March 31, 2024	December 31, 2023	April 2, 2023
Acquisition and divestiture related expenses	$2.2	$3.1	—
Employee severance	2.0	2.9	2.0
Other	0.2	—	—
	$4.4	$6.0	$2.0

(2)
For the quarter ended December 31, 2023, adjustment to exclude actuarial loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)
For the quarters ended March 31, 2024, December 31, 2023, and April 2, 2023, non-GAAP weighted average diluted common shares include 8.9 million, 8.6 million and 9.0 million shares, respectively, from the convertible note hedge transaction.
(4)
For the quarter ended March 31, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne’s executives' retirement agreements. For the quarter ended April 2, 2023, selling and administrative expenses included an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.

GAAP to Non-GAAP Reconciliation of Second Quarter 2024 guidance:

GAAP and non-GAAP second quarter revenue guidance:	$665 million	to	$725 million
GAAP net income per diluted share	$0.90		$1.10
Exclude gain on divestiture	(0.36)		(0.36)
Exclude acquired intangible assets amortization	0.03		0.03
Non-GAAP tax adjustments	0.07		0.07
Non-GAAP net income per diluted share	$0.64		$0.84

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Traci Tsuchiguchi 978-370-2444
Vice President of Corporate Relations